UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2005

PEDIATRIC SERVICES OF AMERICA, INC.

(Exact Name Of Registrant As Specified In Charter)

Delaware	0-23946	58-1873345
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer
Identification No.)

310 Technology Parkway, Norcross, Georgia		30092-2929
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code:             (770) 441-1580

Not applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 7, 2005, Pediatric Services of America, Inc. (the “Company”) entered into an Asset Purchase Agreement for the sale of substantially all of the assets of its Pharmacy reportable segment (the “Pharmacy Business”) to Accredo Health Group, Inc., a wholly-owned subsidiary of Medco Health Solutions, Inc. (“Accredo”). At closing, the Company expects to receive cash proceeds of approximately $72 million. The Company will retain the assets of its Pensacola, Florida unit dose pharmacy. The closing is subject to regulatory approval and customary closing conditions. The Company intends to use a portion of the proceeds of the transaction to retire its $20.35 million 10% Senior Subordinated Notes, due 2008.

A copy of the Asset Purchase Agreement and the Press Release related to this transaction are included herewith. The Asset Purchase Agreement is included as an exhibit to provide information regarding its terms. Except for its status as the contractual document between the parties with respect to the transaction described therein, it is not intended to provide factual information about the parties.

Item 2.05. Costs Associated with Exit or Disposal Activities.

The information set forth in Item 1.01 of this report is incorporated in this Item 2.05 by reference in its entirety.

The decision to enter into the Asset Purchase Agreement and to sell the Pharmacy Business was based primarily on the Company’s desire to focus its resources on its pediatric private duty nursing business. Due to this decision, the Company will incur certain exit costs associated with the sale of the Pharmacy Business. The Company anticipates these exit costs to include transaction related costs including, but not limited to, professional service fees, income tax liabilities, compensation and benefit costs, facility closure, and contract termination costs.

The Company is currently formulating an estimate of these exit costs and will report these exit costs after a good faith estimate is determined.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1 Asset Purchase Agreement, dated October 7, 2005, by and among Accredo Health Group, Inc., Pediatric Services of America, Inc. and certain affiliates of Pediatric Services of America, Inc. named therein.

99.1 Press Release dated October 10, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEDIATRIC SERVICES OF AMERICA, INC. (Registrant)

Date: October 11, 2005	/s/ James M. McNeill
James M. McNeill Senior Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

10.1	Asset Purchase Agreement, dated October 7, 2005, by and among Accredo Health Group, Inc., Pediatric Services of America, Inc. and certain affiliates of Pediatric Services of America, Inc. named therein.
99.1	Press Release dated October 10, 2005.